Exhibit 99.1

Unaudited pro forma condensed consolidated financial information

On June 30, 2017, Kindred Healthcare, Inc. (“Kindred” or the “Company”) entered into a definitive agreement with BM Eagle Holdings, LLC, a joint venture led by affiliates of BlueMountain Capital Management, LLC (“BlueMountain”), under which the Company is selling its skilled nursing facility business for $700 million in cash (the “SNF Divestiture”). The agreement with BlueMountain provided for the sale of 89 nursing centers with 11,308 licensed beds and seven assisted living facilities with 380 licensed beds in 18 states.

As previously disclosed, 36 of the skilled nursing facilities (the “Ventas Properties”) were or continue to be leased from Ventas, Inc. (“Ventas”) and the Company has an option to acquire the real estate of the Ventas Properties for aggregate consideration of $700 million. As the Company closes on the sale of the Ventas Properties to BlueMountain, the Company will pay to Ventas the allocable portion of the $700 million purchase price for the Ventas Properties and Ventas will convey the real estate for the applicable Ventas Property to BlueMountain or its designee.

In connection with the SNF Divestiture, the results of operations of the skilled nursing facility business, which previously were reported in the Nursing Center division, and the gains or losses associated with the SNF Divestiture, have been classified as discontinued operations for all periods presented. In addition, direct overhead associated with the skilled nursing facility business and the profits from applicable RehabCare contracts servicing the Company’s skilled nursing facility business were moved to discontinued operations for all periods presented. The Company has reclassified certain retained businesses and expenses previously reported in the Nursing Center division to other business segments, including hospital-based sub-acute units and a skilled nursing facility to the Hospital division and a small therapy business to the Kindred Hospital Rehabilitation Services operating segment for all periods presented.

The following unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated results of operations or financial position in future periods or the results that actually would have been realized had Kindred divested of its skilled nursing facility business during the periods specified. In addition, the unaudited pro forma condensed consolidated financial information does not reflect expected cost reductions and anticipated new RehabCare contracts signed in connection with the SNF Divestiture.

The following unaudited pro forma condensed consolidated financial information for the years ended December 31, 2016, 2015 and 2014, and as of June 30, 2017 is based upon the historical consolidated financial information of Kindred and its consolidated subsidiaries. The following unaudited pro forma condensed consolidated financial information was derived from and should be read in conjunction with Kindred’s consolidated financial statements and related notes previously filed with the Securities and Exchange Commission (the “SEC”) by Kindred. The Company is not presenting a pro forma condensed consolidated statement of operations for the six months ended June 30, 2017 because all of the adjustments related to the SNF Divestiture were reflected in the consolidated statement of operations for the six months ended June 30, 2017 in the Form 10-Q filed with the SEC on August 9, 2017.

The accompanying unaudited pro forma condensed consolidated statements of operations give effect to the SNF Divestiture as if this transaction had been consummated on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet gives effect to the SNF Divestiture as if this transaction had been consummated on June 30, 2017.

The following unaudited pro forma condensed consolidated financial information has been prepared under generally accepted accounting principles in the United States, which is subject to change and interpretation.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(In thousands, except per share amounts)

	Historical
	Kindred (a)	Skilled nursing facility business (b)	Pro forma adjustments		Pro forma
Revenues	$7,219,519	$(1,031,535)	$112,041	(c)	$6,300,025
	—	—	(21,427	) (d)	(21,427)

	7,219,519	(1,031,535)	90,614		6,278,598
Salaries, wages and benefits	3,758,423	(366,160)	—		3,392,263
Supplies	384,098	(41,033)	—		343,065
Building rent	343,042	(78,736)	—		264,306
Equipment rent	47,492	(7,563)	—		39,929
Other operating expenses	845,680	(300,929)	112,041	(c)	656,792
General and administrative expenses (exclusive of depreciation and amortization expense included below)	1,303,428	(195,780)	—		1,107,648
Other income	(2,900)	(2,166)	—		(5,066)
Litigation contingency expense	2,840	—	—		2,840
Impairment charges	342,559	(27,830)	—		314,729
Restructuring charges	107,175	(11,049)	—		96,126
Depreciation and amortization	159,402	(27,583)	—		131,819
Interest expense	234,647	(35)	—		234,612
Investment income	(3,162)	54	—		(3,108)

	7,522,724	(1,058,810)	112,041		6,575,955

Loss from continuing operations before income taxes	(303,205)	27,275	(21,427)		(297,357)
Provision for income taxes	314,330	—	(68	) (e)	314,262

Loss from continuing operations	(617,535)	27,275	(21,359)		(611,619)
Earnings attributable to noncontrolling interests	(53,602)	18,755	—		(34,847)

Loss attributable to Kindred from continuing operations	$(671,137)	$46,030	$(21,359)		$(646,466)

Loss per common share from continuing operations:
Basic	$(7.73)				$(7.45)
Diluted	$(7.73)				$(7.45)
Shares used in computing loss per common share:
Basic	86,800				86,800
Diluted	86,800				86,800

See accompanying notes.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(In thousands, except per share amounts)

	Historical
	Kindred (a)	Skilled nursing facility business (b)	Pro forma adjustments		Pro forma
Revenues	$7,054,907	$(1,044,277)	$116,527	(c)	$6,127,157
	—	—	(23,933	) (d)	(23,933)

	7,054,907	(1,044,277)	92,594		6,103,224
Salaries, wages and benefits	3,614,091	(381,044)	—		3,233,047
Supplies	384,354	(42,279)	—		342,075
Building rent	333,910	(76,689)	—		257,221
Equipment rent	45,979	(7,389)	—		38,590
Other operating expenses	825,996	(302,915)	116,527	(c)	639,608
General and administrative expenses (exclusive of depreciation and amortization expense included below)	1,385,038	(174,251)	—		1,210,787
Other income	(3,016)	658	—		(2,358)
Litigation contingency expense	138,648	—	—		138,648
Impairment charges	24,757	—	—		24,757
Restructuring charges	12,970	(352)	—		12,618
Depreciation and amortization	157,251	(28,005)	—		129,246
Interest expense	232,395	(44)	—		232,351
Investment income	(2,806)	50	—		(2,756)

	7,149,567	(1,012,260)	116,527		6,253,834

Loss from continuing operations before income taxes	(94,660)	(32,017)	(23,933)		(150,610)
Income tax benefit	(42,797)	—	(15,211	) (e)	(58,008)

Loss from continuing operations	(51,863)	(32,017)	(8,722)		(92,602)
Earnings attributable to noncontrolling interests	(42,564)	16,520	—		(26,044)

Loss attributable to Kindred from continuing operations	$(94,427)	$(15,497)	$(8,722)		$(118,646)

Loss per common share from continuing operations:
Basic	$(1.12)				$(1.40)
Diluted	$(1.12)				$(1.40)
Shares used in computing loss per common share:
Basic	84,558				84,558
Diluted	84,558				84,558

See accompanying notes.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(In thousands, except per share amounts)

	Historical
	Kindred (a)	Skilled nursing facility business (b)	Pro forma adjustments		Pro forma
Revenues	$5,027,599	$(1,019,660)	$111,288	(c)	$4,119,227
	—	—	(22,710	) (d)	(22,710)

	5,027,599	(1,019,660)	88,578		4,096,517
Salaries, wages and benefits	2,442,879	(345,228)	—		2,097,651
Supplies	289,043	(33,070)	—		255,973
Building rent	269,147	(75,714)	—		193,433
Equipment rent	43,645	(7,826)	—		35,819
Other operating expenses	679,992	(347,419)	111,288	(c)	443,861
General and administrative expenses (exclusive of depreciation and amortization expense included below)	969,035	(145,523)	—		823,512
Other (income) expense	(872)	937	—		65
Litigation contingency expense	4,600	—	—		4,600
Restructuring charges	4,435	(4,435)	—		—
Depreciation and amortization	155,570	(29,990)	—		125,580
Interest expense	168,763	(30)	—		168,733
Investment income	(3,996)	33	—		(3,963)

	5,022,241	(988,265)	111,288		4,145,264

Income (loss) from continuing operations before income taxes	5,358	(31,395)	(22,710)		(48,747)
Provision (benefit) for income taxes	462	—	(14,059	) (e)	(13,597)

Income (loss) from continuing operations	4,896	(31,395)	(8,651)		(35,150)
Earnings attributable to noncontrolling interests	(18,872)	17,597	—		(1,275)

Loss attributable to Kindred from continuing operations	$(13,976)	$(13,798)	$(8,651)		$(36,425)

Loss per common share from continuing operations:
Basic	$(0.24)				$(0.62)
Diluted	$(0.24)				$(0.62)
Shares used in computing loss per common share:
Basic	58,634				58,634
Diluted	58,634				58,634

See accompanying notes.

KINDRED HEALTHCARE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2017

(In thousands, except per share amounts)

	Historical (f)	Pro forma adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$130,047	$700,000	(g)	$130,047
		(700,000	) (h)
Insurance subsidiary investments	97,076	—		97,076
Accounts receivable less allowance for loss	1,224,442	—		1,224,442
Inventories	21,951	—		21,951
Income taxes	5,718	—		5,718
Assets held for sale	282,341	(282,341	) (g)	—
Other	61,990	—		61,990

	1,823,565	(282,341)		1,541,224

Property and equipment	1,537,821	—		1,537,821
Accumulated depreciation	(938,054)	—		(938,054)

	599,767	—		599,767

Goodwill	2,427,668	—		2,427,668
Intangible assets less accumulated amortization	623,454	—		623,454
Insurance subsidiary investments	207,427	—		207,427
Other	296,088	(3,648	) (g)	292,440

Total assets	$5,977,969	$(285,989)		$5,691,980

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$180,618	$—		$180,618
Salaries, wages and other compensation	372,090	(17,961	) (i)	354,129
Due to third party payors	28,177	—		28,177
Professional liability risks	55,330	—		55,330
Accrued lease termination fees	267,804	(263,922	) (h)	3,882
Other accrued liabilities	281,984	416,238	(g)	264,898
		(416,238	) (h)
		(17,086	) (i)
Long-term debt due within one year	21,539	—		21,539

	1,207,542	(298,969)		908,573

Long-term debt	3,303,539	62,047	(i)	3,365,586
Professional liability risks	310,516	—		310,516
Deferred tax liabilities	185,960	—		185,960
Deferred credits and other liabilities	354,361	(2,227	) (g)	332,294
		(19,840	) (h)

Equity:
Stockholder’s equity:
Common stock, par value	21,756	—		21,756
Capital in excess of par value	1,705,228	—		1,705,228
Accumulated other comprehensive income	1,836	—		1,836
Accumulated deficit	(1,335,410)	(27,000	) (i)	(1,362,410)

	393,410	(27,000)		366,410
Noncontrolling interests	222,641	—		222,641

Total equity	616,051	(27,000)		589,051

Total liabilities and equity	$5,977,969	$(285,989)		$5,691,980

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial information was prepared in accordance with the provisions of the authoritative guidance for discontinued operations accounting.

The accompanying unaudited pro forma condensed consolidated financial information presents the pro forma results of operations based upon the historical audited financial statements for the years ended December 31, 2016, 2015 and 2014, and unaudited balance sheet as of June 30, 2017 of Kindred, after giving effect to the SNF Divestiture. The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and does not reflect the effects of any other items directly attributable to the SNF Divestiture that are not expected to have a continuing impact on the consolidated results of operations.

The accompanying unaudited pro forma condensed consolidated statements of operations give effect to the SNF Divestiture as if this transaction had been consummated on January 1, 2014. The unaudited pro forma condensed consolidated balance sheet gives effect to the SNF Divestiture as if this transaction had been consummated on June 30, 2017.

NOTE 2 – PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated financial information includes the following adjustments to reflect the SNF Divestiture and the reclassification to discontinued operations:

a)	As reported on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 28, 2017.

b)	To reclassify the Company’s skilled nursing facility business operations to discontinued operations.

c)	To reverse historical intercompany revenue and expense related to rehabilitation services and room and board provided between the Company’s skilled nursing facility business and the Company’s RehabCare and Hospice business segments (in thousands):

	Year ended December 31,
	2016	2015	2014
Rehabilitation services (RehabCare)	$105,570	$111,062	$108,136
Room and board (Hospice)	6,471	5,465	3,152

	$112,041	$116,527	$111,288

d)	To adjust for the profits from applicable RehabCare contracts servicing the Company’s skilled nursing facility business (in thousands):

Year ended December 31,
2016	2015	2014
$(21,427)	$(23,933)	$(22,710)

e)	To adjust the income tax provision to reflect the reclassification of the Company’s skilled nursing facility business operations to discontinued operations. At each balance sheet date, management assesses all available positive and negative evidence to determine whether a valuation allowance is needed against its deferred tax assets. The Company recorded a full valuation allowance for the year ended December 31, 2016.

The Company has deferred tax liabilities related to tax amortization of acquired indefinite lived intangible assets because these assets are not amortized for financial reporting purposes. The tax amortization in current and future years created a deferred tax liability that will reverse at the time of ultimate sale or book impairment. Due to the uncertain timing of this reversal, the temporary difference associated with indefinite lived intangible assets cannot be considered a source of future taxable income for purposes of determining the valuation allowance. As such, this deferred tax liability cannot be used to offset the deferred tax asset related to the net deferred tax assets. The amortization of the skilled nursing facility business indefinite lived intangible assets resulted in tax expense of $68,000 for the year ended December 31, 2016.

The new tax provision for the years ended December 31, 2015 and 2014 was determined by calculating a new effective tax rate for continuing operations for each respective year. That new effective tax rate was applied to the adjusted income or loss from continuing operations to determine the new tax provision.

f)	As reported on Form 10-Q for the six months ended June 30, 2017 filed with the SEC on August 9, 2017.

g)	To record the receipt of cash from BlueMountain related to the SNF Divestiture.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Continued)

NOTE 2 – PRO FORMA ADJUSTMENTS (Continued)

h)	To record the payment of cash to Ventas of $700 million related to the SNF Divestiture, net of deferred rent credits of $1.7 million in accrued lease termination fees and $19.8 million in deferred credits and other liabilities.

i)	To record the payment of transaction and severance costs associated with the SNF Divestiture, which were either accrued as of June 30, 2017 or additional costs incurred at date of transaction. In association with these payments, the Company utilized its revolving credit facility.